                                                                    EXHIBIT 99.1


                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                               AUTOBYTEL.COM INC.

                          AUTOBYTEL ACQUISITION I CORP.

                                       AND

                                AUTOWEB.COM, INC.


                                 APRIL 11, 2001

                               TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
Article I.     THE MERGER............................................................2

        1.1    The Merger............................................................2

        1.2    Closing; Effective Time...............................................2

        1.3    Effect of the Merger..................................................2

        1.4    Certificate of Incorporation; Bylaws..................................2

               (a)    Certificate of Incorporation...................................2

               (b)    Bylaws.........................................................2

        1.5    Directors and Officers................................................3

        1.6    Effect on Capital Stock...............................................3

               (a)    Conversion of Autoweb Common Stock.............................3

               (b)    Cancellation of Autoweb Common Stock Owned by Autobytel or
                      Autoweb........................................................3

               (c)    Autoweb Stock Option Plans.....................................3

               (d)    Capital Stock of Merger Sub....................................4

               (e)    Adjustments to Exchange Ratio..................................4

               (f)    Dissenting Shares..............................................4

               (g)    Fractional Shares..............................................4

        1.7    Surrender of Certificates.............................................5

               (a)    Exchange Agent.................................................5

               (b)    Autobytel to Provide Common Stock and Cash.....................5

               (c)    Exchange Procedures............................................5

               (d)    Distributions With Respect to Unexchanged Shares...............5

               (e)    Transfers of Ownership.........................................6

               (f)    No Liability...................................................6

        1.8    No Further Ownership Rights in Autoweb Common Stock...................6

        1.9    Lost, Stolen or Destroyed Certificates................................6

        1.10   Tax Consequences......................................................7

        1.11   Taking of Necessary Action; Further Action............................7

Article II.    REPRESENTATIONS AND WARRANTIES OF AUTOWEB.............................7


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
        2.1    Organization, and Qualification; No Subsidiaries......................8

        2.2    Capitalization........................................................8

        2.3    Authority; Governmental Consents......................................9

               (a)    Authority......................................................9

               (b)    Governmental Consents..........................................9

        2.4    No Violation..........................................................9

        2.5    SEC Reports and Financial Statements.................................10

        2.6    Compliance with Applicable Laws and Permits; Regulatory Matters......11

        2.7    Certain Agreements Affected by the Merger............................11

        2.8    Litigation...........................................................11

        2.9    Registration Statement; Proxy Statement/Prospectus...................12

        2.10   Employee Benefit Plans...............................................12

               (a)    Plans.........................................................12

               (b)    Documents.....................................................13

               (c)    Compliance....................................................13

               (d)    Contributions.................................................13

               (e)    Multi-Employer Plan Etc.......................................13

               (f)    Liabilities...................................................13

               (g)    Claims........................................................14

               (h)    COBRA etc.....................................................14

        2.11   Intellectual Property................................................14

               (a)    Certain Definitions...........................................14

               (b)    Marks.........................................................15

               (c)    Owned Patents.................................................15

               (d)    Owned Copyrights/Maskworks....................................16

               (e)    Trade Secrets.................................................16

               (f)    Software......................................................16

               (g)    Infringement..................................................17

               (h)    Confidentiality...............................................17

        2.12   Contracts............................................................17

        2.13   Vote Required........................................................17


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
        2.14   Absence of Certain Changes...........................................17

        2.15   Restrictions on Business Activities..................................18

        2.16   Title to Property....................................................18

        2.17   Environmental Matters................................................19

               (a)    Hazardous Materials...........................................19

               (b)    Certain Definitions...........................................19

        2.18   Employee Matters.....................................................19

        2.19   Interested Party Transactions........................................20

        2.20   Insurance............................................................20

        2.21   Minute Books.........................................................20

        2.22   Complete Copies of Materials.........................................20

        2.23   Board Approval.......................................................21

        2.24   State Anti-Takeover Statutes.........................................21

        2.25   Dealers/Customers....................................................21

        2.26   Brokers' and Finders' Fees...........................................21

        2.27   Opinion of Financial Advisor.........................................21

        2.28   Voting Agreement.....................................................21

        2.29   Tax Representations..................................................21

        2.30   Representations Complete.............................................24

Article III.   REPRESENTATIONS AND WARRANTIES OF AUTOBYTEL AND MERGER SUB...........24

        3.1    Organization, and Qualification......................................24

        3.2    Capitalization.......................................................25

        3.3    Authority; Governmental Consents.....................................25

               (a)    Authority.....................................................25

               (b)    Governmental Consents.........................................26

        3.4    No Violation.........................................................26

        3.5    SEC Reports and Financial Statements.................................26

        3.6    Compliance with Applicable Laws and Permits; Regulatory Matters......27

        3.7    Litigation...........................................................27

        3.8    Registration Statement; Proxy Statement/Prospectus...................28

        3.9    Employee Benefit Plans...............................................28

        3.10   Intellectual Property................................................28

               (a)    Right to Use..................................................29

               (b)    Trade Secrets.................................................29

               (c)    Software......................................................29

               (d)    Infringement..................................................29

               (e)    Confidentiality...............................................29

        3.11   Contracts............................................................29

        3.12   Vote Required........................................................30

        3.13   Absence of Certain Changes...........................................30

        3.14   Restrictions on Business Activities..................................30

        3.15   Properties...........................................................30

        3.16   Environmental Matters................................................31

        3.17   Employee Matters.....................................................31

        3.18   Interested Party Transactions........................................31

        3.19   Complete Copies of Materials.........................................32

        3.20   Board Approval.......................................................32

        3.21   State Anti-Takeover Statutes.........................................32

        3.22   Brokers' and Finders' Fees...........................................32

        3.23   Minute Book..........................................................32

        3.24   Opinion of Financial Advisor.........................................32

        3.25   Insurance............................................................32

        3.26   Tax Representations..................................................33

        3.27   Representations Complete.............................................35

Article IV.    CONDUCT PRIOR TO THE EFFECTIVE TIME..................................35

        4.1    Conduct of Business of Autoweb and Autobytel.........................35

        4.2    Conduct of Business of Autoweb.......................................36

        4.3    Conduct of Business of Autobytel.....................................38

        4.4    No Solicitation......................................................39

Article V.     ADDITIONAL AGREEMENTS; REPRESENTATIONS...............................40

        5.1    Proxy Statement/Prospectus; Registration Statement...................40

        5.2    Meeting of Autoweb Stockholders......................................41

        5.3    Meeting of Autobytel Stockholders....................................41

        5.4    Access to Information................................................41

               (a)    Access........................................................41

               (b)    Ongoing Operations............................................42

               (c)    No Modification...............................................42

        5.5    Confidentiality......................................................42

        5.6    Public Disclosure....................................................42

        5.7    Consents; Cooperation................................................42

               (a)    Consents......................................................42

               (b)    Cooperation...................................................42

               (c)    No Action Required............................................43

        5.8    Merger Filings.......................................................43

        5.9    Voting Agreement.....................................................43

        5.10   Legal Requirements...................................................44

        5.11   Blue Sky Laws........................................................44

        5.12   Assumed Options......................................................44

        5.13   Letter of Autobytel's and Autoweb's Accountants......................44

               (a)    Autobytel.....................................................44

               (b)    Autoweb.......................................................45

        5.14   Form S-8.............................................................45

        5.15   Listing of Additional Shares.........................................45

        5.16   Determination Letter.................................................45

        5.17   Increase Autobytel's Board...........................................45

        5.18   Indemnification......................................................45

               (a)    Indemnification...............................................45

               (b)    Directors and Officers Insurance..............................46

               (c)    Claims........................................................46

               (d)    Successors....................................................46

               (e)    Beneficiaries.................................................47

               (f)    Best Efforts and Further Assurances...........................47

Article VI.    CONDITIONS TO THE MERGER.............................................47

        6.1    Conditions to Obligations of Each Party to Effect the Merger.........47

               (a)    Stockholder Approval..........................................47

               (b)    Registration Statement Effective..............................47

               (c)    No Injunctions or Restraints; Illegality......................47

               (d)    Governmental Approval.........................................48

               (e)    Listing of Additional Shares..................................48

        6.2    Additional Conditions to Obligations of Autoweb......................48

               (a)    Representations, Warranties and Covenants.....................48

               (b)    No Material Adverse Effect....................................48

               (c)    Tax Opinion...................................................49

               (d)    Change of Control of Autobytel................................49

               (e)    Employment Agreements.........................................49

        6.3    Additional Conditions to the Obligations of Autobytel
               and Merger Sub.......................................................49

               (a)    Representations, Warranties and Covenants.....................49

               (b)    Third Party Consents..........................................49

               (c)    Injunctions or Restraints on Conduct of Business..............49

               (d)    Dissenting Shares.............................................50

               (e)    No Material Adverse Effect....................................50

               (f)    Tax Opinion...................................................50

               (g)    Amendments to Certain Documents...............................50

Article VII.   TERMINATION, AMENDMENT AND WAIVER....................................50

        7.1    Termination..........................................................50

        7.2    Effect of Termination................................................52

        7.3    Expenses and Termination Fees........................................52

               (a)    Parties to Bear Own Expenses..................................52

               (b)    Expenses and Termination Fees Payable by Autoweb..............52

               (c)    Expenses and Termination Fees Payable by Autobytel............53

        7.4    Amendment............................................................53

        7.5    Extension; Waiver....................................................53

Article VIII.  GENERAL PROVISIONS...................................................53

        8.1    Non-Survival at Effective Time.......................................53

        8.2    Notices..............................................................54

        8.3    Interpretation.......................................................54


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
        8.4    Counterparts.........................................................55

        8.5    Entire Agreement; Nonassignability; Parties in Interest..............55

        8.6    Severability.........................................................55

        8.7    Remedies Cumulative..................................................55

        8.8    Governing Law........................................................55

        8.9    Rules of Construction................................................56

INDEX OF DEFINED TERMS                                                Section
Agreement                                                             Preamble
Antitrust Laws                                                        5.7(b)
Assumed Options                                                       1.6(c)
Autobytel                                                             Preamble
Autobytel Balance Sheet                                               3.5
Autobytel Balance Sheet Date                                          3.13
Autobytel Bylaws                                                      3.1
Autobytel Certificate of Incorporation                                3.1
Autobytel Common Stock                                                Recitals
Autobytel Disclosure Schedule                                         3.0
Autobytel Expenses                                                    7.2(b)(ii)
Autobytel Financial Statements                                        3.5
Autobytel Licensed Software                                           3.10(c)
Autobytel Materials Contracts                                         3.11
Autobytel Options                                                     3.2
Autobytel Owned Trade Secrets                                         3.10(b)
Autobytel Plans                                                       3.9
Autobytel SEC Documents                                               3.5
Autobytel Stockholder Meeting                                         5.3
Autobytel Stockholders Meeting                                        3.8
Autobytel Warrants                                                    3.2
Autoweb                                                               Preamble
Autoweb Balance Sheet                                                 2.5
Autoweb Balance Sheet Date                                            2.14
Autoweb Common Stock                                                  1.6(a)
Autoweb Disclosure Schedule                                           2.0
Autoweb Financial Statements                                          2.5
Autoweb Options                                                       1.6(c)
Autoweb Option Plans                                                  1.6(c)
Autoweb SEC Documents                                                 2.5
Autoweb Stockholders Meeting                                          2.9
Bylaws                                                                2.1
CERCLA                                                                2.17(b)
Certificate of Incorporation                                          2.1
Certificate of Merger                                                 1.1
Certificates                                                          1.7(c)
Change of Control                                                     6.2(d)
Closing                                                               1.2
Closing Date                                                          1.2
COBRA                                                                 2.10(h)
Code                                                                  Recitals
Confidentiality Agreement                                             5.5
Copyrights                                                            2.11(a)(iii)
Delaware Law                                                          1.1


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


Dissenting Shares                                                     1.6(f)
D&O Insurance                                                         5.18(b)
Effective Time                                                        1.2
Employment Contracts                                                  2.10(a)
ERISA                                                                 2.10(a)
ERISA Affiliate                                                       2.10(f)
Exchange Act                                                          2.5
Exchange Agent                                                        1.7(a)
Exchange Ratio                                                        1.6(c)
Governmental Entity                                                   2.3(b)
Hazardous Materials                                                   2.17
HSR Act                                                               2.3(b)
Indemnified Parties                                                   5.18(a)
Intellectual Property Rights                                          2.11(a)
IRS                                                                   2.3(b)
Licensed Software                                                     2.11(f)
Marks                                                                 2.11(a)(i)
Material Adverse Effect                                               2.0
Material Contracts                                                    2.12
Merger                                                                1.1
Merger Consideration                                                  1.6(a)
Merger Sub                                                            Preamble
Merger Sub Common Stock                                               1.6(d)
Multi-Employer Plan                                                   2.10(e)
Multiple Employer Plan                                                2.10(e)
Officer's Certificates                                                2.10(e)
Order                                                                 5.7(b)
Owned Patents                                                         2.11(c)
Owned Marks                                                           2.11(b)
Owned Software                                                        2.11(f)
Owned Trade Secrets                                                   2.11(e)
Patents                                                               2.11(a)(ii)
Person                                                                1.7(e)
Plans                                                                 2.10(a)
Preferred Stock                                                       2.2
Proxy Statement                                                       2.9
Qualified Plans                                                       2.10(c)
Registration Statement                                                2.9
SEC                                                                   2.5
Securities Act                                                        2.5
Software                                                              2.11(a)(v)
Superior Proposal                                                     4.4
Surviving Corporation                                                 1.1
Takeover Proposal                                                     4.4
Taxes                                                                 2.29(a)
Tax Returns                                                           2.29(b)


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
Trade Secrets                                                         2.11(a)(iv)
Voting Agreement                                                      Recitals
401(k) Plan                                                           5.16

                              ACQUISITION AGREEMENT


        This ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of April 11, 2001, by and among AUTOBYTEL.COM INC., a Delaware corporation ("Autobytel"), AUTOBYTEL ACQUISITION I CORP., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Autobytel, and AUTOWEB.COM, INC., a Delaware corporation ("Autoweb").


                                    RECITALS

        A The Board of Directors of Autoweb (i) has determined that the Merger (as defined in Section 1.1 below) and the other transactions contemplated by this Agreement are advisable, fair and in the best interests of its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Autoweb adopt and approve this Agreement and approve the Merger.

        B. The Board of Directors of Autobytel (i) has determined that the Merger and the other transactions contemplated by this Agreement are advisable, fair and in the best interests of its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of Autobytel adopt and approve this Agreement and approve the Merger and the issuance of shares of Autobytel's common stock, $.001 par value ("Autobytel Common Stock") pursuant to the Merger.

        C. Concurrently with the execution of this Agreement, as a condition and inducement to Autobytel's willingness to enter into this Agreement, certain stockholders of Autoweb are entering into a Voting Agreement in the form attached hereto as Exhibit A (the "Voting Agreement").

        D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit B (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Autoweb (the "Merger"), the separate corporate existence of Merger Sub shall cease and Autoweb shall continue as the surviving corporation and a subsidiary of Autobytel. Autoweb as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, Seventeenth Floor, 695 Town Center Drive, Costa Mesa, California 92626, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Autoweb and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Autoweb and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation; Bylaws.

                (a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of Autoweb shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, which shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such certificate of incorporation, except that Article I of the certificate of incorporation shall be amended to read as follows: The name of this corporation is Autoweb.com, Inc.

                (b) Bylaws. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended.


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

        1.5 Directors and Officers. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub, each to hold office until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub until their respective successors are duly elected or appointed and qualified.

        1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Autoweb or the holders of any of the following securities:

                (a) Conversion of Autoweb Common Stock. At the Effective Time, each share of Autoweb common stock, $.001 par value ("Autoweb Common Stock") issued and outstanding immediately prior to the Effective Time other than the Dissenting Shares (if applicable) and other than any shares of Autoweb Common Stock to be canceled pursuant to Section 1.6(b) will be canceled and extinguished and be converted automatically into the right to receive 0.3553 shares of Autobytel Common Stock (the "Merger Consideration").

                (b) Cancellation of Autoweb Common Stock Owned by Autobytel or Autoweb. At the Effective Time, all shares of Autoweb Common Stock that are owned by Autobytel or any direct or indirect wholly owned subsidiary of Autobytel or of Autoweb immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (c) Autoweb Stock Option Plans. At the Effective Time, all of the outstanding options to purchase Autoweb Common Stock (the "Autoweb Options") issued pursuant to Autoweb's 1997 Stock Option Plan, 1999 Equity Incentive Plan, 1999 Employee Stock Purchase Plan and 1999 Directors Stock Option Plan (the "Autoweb Option Plans") all of which options are listed in Section 5.12 of the Autoweb Disclosure Schedule (the "Assumed Options") shall be assumed by Autobytel. Autobytel shall assume only the Assumed Options. Each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Autoweb Option Plan and the applicable stock option agreements in effect on the date of this Agreement, except that (i) such options will be exercisable for that number of whole shares of Autobytel Common Stock equal to the product of the number of shares of Autoweb Common Stock that were issuable upon exercise of such option (assuming acceleration of vesting) multiplied by the number of shares of Autobytel Common Stock issued in exchange for one share of Autoweb Common Stock (the "Exchange Ratio") and, in the case of fractional shares, such number shall be rounded down to the nearest whole share of Autobytel Common Stock, and (ii) the per share exercise price for the shares of Autobytel Common Stock issuable upon exercise of the Assumed Option will be equal to the quotient determined by dividing the exercise price per share of Autoweb Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

                (d) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $.001 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Autobytel. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Autobytel Common Stock or Autoweb Common Stock), reorganization, recapitalization or other like change with respect to Autobytel Common Stock or Autoweb Common Stock occurring on or after the date hereof and prior to the Effective Time.

                (f) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if the stockholders of Autoweb are entitled to appraisal rights under Delaware Law, then shares of the Autoweb Common Stock with respect to which appraisal rights have been demanded and perfected in accordance with Section 262(d) of Delaware Law (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, and the holder thereof shall be entitled only to such rights as are granted by Delaware Law. Notwithstanding the preceding sentence, if any holder of shares of the Autoweb Common Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw his demand for such appraisal (in accordance with Section 262(k) of Delaware Law) or becomes ineligible for such appraisal (through failure to perfect or otherwise) then, as of the Effective Time or the occurrence of such event, whichever is the last to occur, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration as provided in this Section 1.6. Autoweb shall give Autobytel (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instrument served pursuant to Section 262 of Delaware Law received by Autoweb and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under such Section.

                (g) Fractional Shares. No fraction of a share of Autobytel Common Stock will be issued, but in lieu thereof each holder of shares of Autoweb Common Stock who would otherwise be entitled to a fraction of a share of Autobytel Common Stock shall receive an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Exchange Ratio. The number of shares of Autobytel Common Stock awardable hereunder (after aggregating all fractional shares of Autobytel Common Stock resulting from the application of the Exchange Ratio) shall be rounded down to the nearest whole share of Autobytel Common Stock.

        1.7 Surrender of Certificates.

                (a) Exchange Agent. U.S. Stock Transfer Corporation, or such other company as shall be designated by Autobytel if U.S. Stock Transfer Corporation is unable or unwilling to serve, shall act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Autobytel to Provide Common Stock and Cash. Promptly after the Effective Time, Autobytel shall make available to the Exchange Agent for exchange in accordance with this Article I (i) the shares of Autobytel Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Autoweb Common Stock outstanding immediately prior to the Effective Time, (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g) and (iii) any dividends or distributions to which holders of shares of Autoweb may be entitled pursuant to Section 1.7(d).

                (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record (immediately prior to the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Autoweb Common Stock, whose shares were converted into the right to receive shares of Autobytel Common Stock, cash in lieu of fractional shares and dividends or distributions, pursuant to Section 1.6(a), 1.6(g) and 1.7(d), respectively, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Autobytel may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Autobytel Common Stock, cash in lieu of fractional shares and dividends or distributions, pursuant to Section 1.6(a), 1.6(g) and 1.7(d), respectively. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Autobytel, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Autobytel Common Stock which such holder has the right to receive pursuant to Section 1.6, payment in lieu of fractional shares pursuant to Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Autoweb Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Autobytel Common Stock into which such shares of Autoweb Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(g).

                (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Autobytel Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Autobytel Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section 1.7. Subject to applicable law, following surrender of any such Certificate, the Exchange Agent shall deliver to the record holder of the certificates representing whole shares of Autobytel Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Autobytel Common Stock.

                (e) Transfers of Ownership. If any certificate representing shares of Autobytel Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Autobytel or any agent designated by it any transfer tax or other taxes required by reason of the issuance of a certificate for shares of Autobytel Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Autobytel or any agent designated by it that any such taxes have been paid or are not payable. For purposes of this Agreement, "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 No Further Ownership Rights in Autoweb Common Stock. All shares of Autobytel Common Stock issued upon the surrender for exchange of shares of Autoweb Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares and any dividends or distributions) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Autoweb Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Autoweb Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Autobytel Common Stock (and cash in lieu of fractional shares and any dividends or distributions) as may be required pursuant to Section 1.6; provided, however, that Autobytel may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Autobytel, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. It is intended by the parties hereto that the Merger shall be treated for accounting purposes as a "purchase."

        1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Autoweb and Merger Sub, the officers and directors of Autoweb and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF AUTOWEB

        In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any Person means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any Person means any effect that individually or taken together with other effects is materially adverse to (i) the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole or (ii) the ability of such Person to consummate the transactions contemplated by this Agreement; provided, however, that no Material Adverse Effect shall be deemed to have occurred as a result solely of (u) the termination of that certain Agreement between Autoweb and Lycos, Inc. dated March 26, 2000 pursuant to that certain Settlement and Termination Agreement and Release between such parties in the form attached hereto as Exhibit C and the execution of a new agreement between Lycos, Inc. and Autoweb in the form of Exhibit D and any payments or other actions called for by such settlement agreement, (v) any action required by this Agreement, including, without limitation, any adverse effect resulting from the delivery of any notice pursuant to Section 4.2(xix), (w) a decrease in such Person's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings estimates or projections, (x) general economic conditions affecting generally the industry in which such Person competes, (y) general market conditions in the United States or (z) any adverse effect resulting from the announcement of this Agreement or the Merger. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of employees, officers and directors of such party charged with senior administrative or operational responsibility for such matters. Except as disclosed for a particular statement in the specific corresponding section of the document of even date herewith delivered by Autoweb to Autobytel prior to the execution and delivery of this Agreement (the "Autoweb Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Autoweb represents and warrants to Autobytel and Merger Sub as follows:

        2.1 Organization, and Qualification; No Subsidiaries. Autoweb is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect on Autoweb. Autoweb has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, or authority and governmental approvals is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Autoweb. Autoweb has heretofore made available to Autobytel a complete and correct copy of its Certificate of Incorporation (including all Certificates of Determination or the equivalent thereof) and Bylaws, each as amended to the date hereof (the "Certificate of Incorporation" and "Bylaws", respectively). Such Certificate of Incorporation and Bylaws are in full force and effect. Autoweb is not in violation of any provision of its Certificate of Incorporation or Bylaws. Autoweb does not have any subsidiaries.

        2.2 Capitalization. The authorized capital stock of Autoweb consists of 60,000,000 shares of Autoweb Common Stock and 13,649,976 shares of preferred stock ("Preferred Stock"), 2,474,486 shares of which were formerly designated Series A Preferred Stock, 2,550,000 shares of which were formerly designated Series B Preferred Stock, 2,369,969 shares of which were formerly designated Series C Preferred Stock and 1,255,521 shares of which were formerly designated Series D Preferred Stock. As of the close of business on March 28, 2001, 29,526,453 shares of Autoweb Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. As of the close of business on March 28, 2001, except for (a) 3,757,293 shares of Autoweb Common Stock reserved for issuance pursuant to outstanding Autoweb Options disclosed in
Section 5.12 of the Autoweb Disclosure Schedule and (b) 951,237 shares of Autoweb Common Stock reserved for issuance pursuant to Autoweb's 1999 Employee Stock Purchase Plan, there are not now, and other than as permitted by Section 4.2(xv) hereof there will not be at the Effective Time any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating Autoweb to issue, transfer or sell any shares of capital stock of Autoweb or bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) of, or other equity interest in, Autoweb or securities convertible into or exchangeable for such shares or equity interest or obligating Autoweb to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Since March 28, 2001, Autoweb has not issued any shares of its capital stock, except pursuant to the exercise of Autoweb Options outstanding on March 28, 2001. All issued and outstanding shares of Autoweb Common Stock are, and all shares of Autoweb Common Stock which may be issued pursuant to the exercise of outstanding Autoweb Options will be when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable, and such issuance will not violate any preemptive rights under law or otherwise. There are no outstanding contractual obligations of Autoweb to repurchase, redeem or otherwise acquire any shares of Autoweb Common Stock or the capital stock or other security of Autoweb.

        2.3 Authority; Governmental Consents.

                (a) Authority. Autoweb has the corporate power and authority to execute and deliver this Agreement and, subject only to the approval and adoption of this Agreement and the Certificate of Merger by the stockholders of Autoweb as contemplated by Section 6.1(a), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Autoweb and the consummation by Autoweb of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Autoweb, subject, in the case of the Merger, to the approval thereof by the stockholders of Autoweb. This Agreement has been duly and validly executed and delivered by Autoweb, and, assuming this Agreement constitutes a valid and binding obligation of Autobytel and Merger Sub, this Agreement constitutes a valid and binding agreement of Autoweb, enforceable against Autoweb in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of any court before which any proceeding may be brought).

                (b) Governmental Consents. Other than (i) in connection with, or in compliance with, the provisions of Delaware Law with respect to the transactions contemplated hereby, the federal securities laws, the securities laws of the various states, the rules of the National Association of Securities Dealers, Inc., (ii) notices to or filings with the Internal Revenue Service (the "IRS") or the Pension Benefit Guaranty Corporation with respect to employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) where the failure to so have or keep in force would not result in a penalty, fine or other payment in excess of $50,000 or an inability to conduct Autoweb's business as presently conducted, no authorization, consent or approval of, or filing with, any Governmental Entity (as hereinafter defined) is necessary for the consummation by Autoweb of the transactions contemplated by this Agreement, except for the approval of Autoweb's stockholders. As used in this Agreement, the term "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

        2.4 No Violation. Neither the execution and delivery of this Agreement by Autoweb nor the consummation by Autoweb of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Certificate of Incorporation or Bylaws of Autoweb, (ii) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or permit any other party to terminate, require the consent from or the giving of notice to any other party to, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any property or asset of Autoweb under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Autoweb, or by which it or any of its properties or assets, are bound, or (iii) subject to the receipt of the requisite consents, approvals, or authorizations of, or filings with Governmental Entities under federal securities laws, applicable corporate and securities laws, the rules of The Nasdaq Stock Market, Inc. and the National Association of Securities Dealers, Inc. and laws relating to employee benefit plans, conflict with or violate any order, judgment or decree, or to the knowledge of Autoweb, any statute, ordinance, rule or regulation applicable to Autoweb, or by which it or any of its properties or assets may be bound or affected, other than, in the case of the foregoing clauses (ii) or (iii), conflicts, breaches, violations, defaults, terminations, accelerations, requirements for consent or notice or creation of liens and encumbrances which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Autoweb.

        2.5 SEC Reports and Financial Statements. Autoweb has filed with the Securities and Exchange Commission (the "SEC"), and has made available to Autobytel, copies of all forms, reports and documents (the "Autoweb SEC Documents") required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of such Autoweb SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent Autoweb SEC Document). The audited and unaudited financial statements of Autoweb included in any Autoweb SEC Document (the "Autoweb Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of Autoweb as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, and except for the absence of certain footnote information in the unaudited statements. Autoweb does not have any material liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise), except for liabilities or obligations (i) reflected or reserved against on its balance sheet as at September 30, 2000 (including the notes thereto and the other disclosures made in Autoweb's Form 10-Q for the quarter ended September 30, 2000) (the "Autoweb Balance Sheet") included in the Autoweb SEC Documents, or (ii) incurred in the ordinary course of business consistent with past practice since such date. Any such liability incurred in the ordinary course of business since September 30, 2000, which as of the date of this Agreement individually or taken together with all related liabilities in the aggregate exceeds $250,000 is listed or described in Section 2.5 of the Autoweb Disclosure Schedule.

        2.6 Compliance with Applicable Laws and Permits; Regulatory Matters. Autoweb has in effect and holds all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments, and Autoweb has made all filings and registrations and the like necessary or required by law to conduct its business as presently conducted, other than such permits, licenses, orders, authorizations, registrations, approvals, and other instruments, the absence of which is not reasonably likely to have a Material Adverse Effect on Autoweb. Autoweb has not received any written governmental notices within two years prior to the date hereof alleging any violation by Autoweb of any such laws, rules, regulations or orders that has not been cured as of the date hereof. Autoweb is not in default or noncompliance under any (a) permits, consents, or similar instruments, and (b) business and local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity, other than such default or noncompliance which is not reasonably likely to have a Material Adverse Effect on Autoweb.

        2.7 Certain Agreements Affected by the Merger. Except as set forth in
Section 2.7 of the Autoweb Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, consultant or employee of Autoweb, (ii) increase any benefits otherwise payable by Autoweb to any Person or result in the acceleration of the time of payment or vesting of any such benefits, or (iii) result in any other detriment or require any other payment under the terms, conditions or provisions of any note, bond, mortgage or indenture or require a payment in excess of $50,000 under the terms, conditions or provisions of any license, lease, contract, agreement or other instrument or obligation, in either case to which Autoweb is a party or by which it or any of its properties or assets may be bound.

        2.8 Litigation. Except as set forth in Section 2.8 of the Autoweb Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Autoweb, threatened, against Autoweb and no such item listed in such Section 2.8, individually or in the aggregate, if adversely determined is reasonably likely to have a Material Adverse Effect on Autoweb or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. Autoweb is not a party to or bound by any outstanding order, writ, injunction or decree which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Autoweb or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

        2.9 Registration Statement; Proxy Statement/Prospectus. The information supplied by Autoweb for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Autobytel Common Stock to be issued in the Merger will be registered with the SEC (the

"Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Autoweb for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Autoweb in connection with the meeting of Autoweb's stockholders to consider the Merger (the "Autoweb Stockholders Meeting") and to the stockholders of Autobytel in connection with the Autobytel Stockholders Meeting (as defined in Section 3.8 hereof) (such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Autoweb's stockholders and Autobytel's stockholders, at the time of the Autoweb Stockholders Meeting, the Autobytel Stockholders Meeting or at the Effective Time, contain any statement which, at any such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Autoweb Stockholders Meeting or Autobytel Stockholder Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Autoweb which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Autoweb shall promptly inform Autobytel and Merger Sub. Notwithstanding the foregoing, Autoweb makes no representation, warranty or covenant with respect to any information supplied by or respecting Autobytel or Merger Sub (other than information supplied by and with respect to Autoweb) which is contained in any of the foregoing documents.

        2.10 Employee Benefit Plans.

                (a) Plans. Section 2.10(a) of the Autoweb Disclosure Schedule includes a complete list of all employee benefit plans and programs providing benefits to any employee or former employee of Autoweb sponsored or maintained by Autoweb or to which Autoweb contributes or is obligated to contribute ("Plans") and all written employment, severance, consulting and other compensation contracts between Autoweb and any current, or former to the extent obligations of Autoweb are outstanding, director, officer, employee or consultant thereof as to which there is any current or potential Autoweb liability or obligation ("Employment Contracts"). Autoweb is not party to any oral Employment Contract that is not terminable at will. No oral Employment Contract requires payments by Autoweb in excess of $50,000 annually. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                (b) Documents. With respect to each Plan, Autoweb has made available to Autobytel a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;

(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any;
(vi) the most recent determination letter from the IRS, if any; and (vii) each Employment Contract.

                (c) Compliance. Except as set forth in Section 2.10(c) of the Autoweb Disclosure Schedule, all Plans are in compliance with all applicable provisions of ERISA, the Code and all laws and regulations applicable to the Plans, except where the failure with which to comply is not reasonably likely to have a Material Adverse Effect. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), either (i) the IRS has issued a favorable determination opinion, notification or advisory letter, a copy of which has been provided to Autobytel or (ii) such Plan has remaining a period of time specified in Section 2.10 of the Autoweb Disclosure Schedules under applicable IRS pronouncements in which to apply for such letter and make any amendments that are necessary to obtain a favorable determination as to the qualified status of such Plan.

                (d) Contributions. Except as set forth in Section 2.10(d) of the Autoweb Disclosure Schedule, all contributions required to be made by Autoweb to any Plan under applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid, have been fully reflected in the financial statements of Autoweb included in the Autoweb SEC Documents to the extent required under generally accepted accounting principles.

                (e) Multi-Employer Plan Etc. No Plan is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code. Without limiting the generality of the foregoing, no Plan is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multi-Employer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA and which is subject to Title IV of ERISA (a "Multiple Employer Plan").

                (f) Liabilities. There does not now exist, nor, to the knowledge of Autoweb, do any circumstances exist that would reasonably be expected to result in, any liability under (i) Title IV of ERISA, (ii) Section 302 of ERISA,
(iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or
(v) corresponding or similar provisions of foreign laws or regulations, other than a liability that arises solely out of, or relates solely to, the Plans, that would be a liability of Autoweb following the Effective Time. Without limiting the generality of the foregoing, (i) neither of Autoweb nor any ERISA Affiliate of Autoweb has engaged in any transaction described in Section 4069 or
Section 4204 or 4212 of ERISA, (ii) no liability under Title IV or a violation of Section 302 of ERISA has been incurred by Autoweb that has not been satisfied in full, and Autoweb is not aware of any condition that exists that presents a material risk to Autoweb of incurring any such liability, other than liability for premiums due to the

Pension Benefit Guaranty Corporation (which premiums have been paid when due) and for contributions due to a pension plan (for which a contribution has been paid through the end of 2000), and (iii) no Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Plan ended prior to the Effective Time. An "ERISA Affiliate" means any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA that includes Autoweb, or that is a member of the same "controlled group" as Autoweb, pursuant to Section 4001(a)(14) of ERISA.

                (g) Claims. There are no pending, and to the knowledge of Autoweb, no threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                (h) COBRA etc.. With respect to each Plan, Autoweb has complied except to the extent that such failure to comply is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Autoweb, with
(i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder.

        2.11 Intellectual Property.

                (a) Certain Definitions. The term "Intellectual Property Rights" shall mean intellectual property rights arising from or in respect to the following:

                        (i) fictional business names, trade names, trademarks
                and service marks, logos, Internet domain names, and general intangibles of a like nature (collectively, "Marks");

                        (ii) patents and applications therefor, including
                continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents");

                        (iii) copyrights and registrations and applications
                therefor (collectively, "Copyrights") and mask work rights;

                        (iv) know-how, inventions, discoveries, concepts,
                methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists (collectively, "Trade Secrets"); and

                        (v) computer programs, including any and all software
                implementations of algorithms, models and methodologies, whether in source code or object code, databases and compilations, flow-charts and other work product used to design, plan, organize and develop any of the foregoing (collectively, "Software").

                (b) Marks. Section 2.11(b) of the Autoweb Disclosure Schedule sets forth an accurate and complete list of all registered Marks, pending applications for registration of any Marks and material unregistered Marks, in each case owned by Autoweb or used by Autoweb in its business as presently conducted (collectively, "Owned Marks"). Except as set forth in Section 2.11(b) of the Autoweb Disclosure Schedule, Autoweb has the right to use each of the Owned Marks which are material to the operation of its business as presently conducted in the manner in which such Owned Marks are currently being used, free and clear of any and all liens, and Autoweb has not received any written notice or claim challenging Autoweb's right to use such Owned Marks.

                (c) Owned Patents. Section 2.11(c) of the Autoweb Disclosure Schedule sets forth an accurate and complete list of all Patents owned by Autoweb (collectively, "Owned Patents"). Except as set forth on Section 2.11(c) of the Autoweb Disclosure Schedule:

                        (i) Autoweb is the owner of all right, title and
                interest in and to all Owned Patents, in each case free and clear of any and all liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and Autoweb has taken commercially reasonable steps to protect Autoweb's rights in and to the Owned Patents, and Autoweb has not received any written notice or claim challenging Autoweb's exclusive ownership of the Owned Patents;

                        (ii) Autoweb has not taken any action or failed to take
                any action, conducted its business, or used or enforced (or failed to use or enforce) any of the Owned Patents in a manner that would result in the abandonment or unenforceability of any of the Owned Patents ("abandonment" as used in this clause (ii) shall not include terminal disclaimers and similar actions taken in connection with, and the results of, oppositions, re-examinations, reissues, litigation, interferences and similar proceedings);

                        (iii) to Autoweb's knowledge, the inventions disclosed
                in the Owned Patents may be practiced by Autoweb without infringing any other Patents owned by any other Person;

                        (iv) Autoweb has not granted to any other Person any
                right, license or permission to practice any Owned Patents;

                        (v) no Owned Patent has been or is now involved in any
                interference, reissue, reexamination or opposition proceeding or any other litigation or proceeding of any kind; and

                        (vi) to Autoweb's knowledge, there is no Patent issued
                to or filed by any other Person, which Patent is actually interfering, or could reasonably be expected to interfere, with any Owned Patent and none of the activities, technology, products or operations of any other Person has infringed or is infringing on any of the Owned Patents.

                (d) Owned Copyrights/Maskworks. There are no registered Copyrights or mask works owned or used by Autoweb in connection with its business.

                (e) Trade Secrets. Autoweb has taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all material Trade Secrets of Autoweb (collectively, "Owned Trade Secrets"). Except as set forth in Section 2.11(e) of the Autoweb Disclosure Schedule, Autoweb has the right to use all of the Owned Trade Secrets and none of the Owned Trade Secrets is subject to any liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and Autoweb has not received any notice or claim challenging Autoweb's right to use any of the Owned Trade Secrets, and, to Autoweb's knowledge, no other Person has misappropriated any of Autoweb's Owned Trade Secrets.

                (f) Software. Section 2.11(f) of the Autoweb Disclosure Schedule sets forth a complete and accurate list of all of the Software that is owned exclusively by Autoweb and used in the conduct of its business (collectively, the "Owned Software"), and all Software that is used by Autoweb in the conduct of its business that is not exclusively owned by Autoweb (collectively, the "Licensed Software") except for software licensed pursuant to so-called "shrinkwrap" licenses. Except as set forth in Section 2.11(f) of the Autoweb Disclosure Schedule:

                        (i) Autoweb is the owner of all Owned Software,
                including all Copyrights, Trade Secrets and other Intellectual Property Rights relating thereto, in each case free and clear of any and all liens, encumbrances, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature except as set forth in clause (ii) below, provided that, with respect to any patents related to the Owned Software, this representation is made to the best of Autoweb's knowledge only, and Autoweb has not received any notice or claim challenging Autoweb's exclusive ownership of any Owned Software or any such Intellectual Property Rights relating thereto;

                        (ii) Autoweb has not assigned, licensed, transferred or
                encumbered to or for the benefit of any other Person any of its rights in or to any Software in which it has rights, excluding any non-exclusive licenses granted to customers in the ordinary course of business;

                        (iii) No source code of any Owned Software has been
                licensed or otherwise made available to any other Person, Autoweb has treated the source code of the Owned Software, and the data associated therewith, as confidential and proprietary business information, and has taken all reasonable steps to protect the same as trade secrets of Autoweb; and

                        (iv) Autoweb has lawfully acquired the right to use the
                Licensed Software as it is used in the conduct of its business as presently conducted, and has not exercised any rights in respect of any Licensed Software, including any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the Person from which the right to use such Licensed Software was obtained.

                (g) Infringement. Except as set forth in Section 2.11(g) of the Autoweb Disclosure Schedule, Autoweb is not, nor has it been, a party to any proceeding involving a claim of infringement, misappropriation or other wrongful use or exploitation by Autoweb of any other Person's Intellectual Property Rights. Autoweb is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to its Intellectual Property Rights.

                (h) Confidentiality. Autoweb has taken reasonable steps to protect its Intellectual Property Rights, including, without limitation, requiring its employees, officers, directors and consultants to execute and deliver confidentiality, assignment of rights and non-disclosure agreements. To Autoweb's knowledge, no employee of Autoweb is in violation of any term (whether written or verbal) of any confidentiality or nondisclosure agreement.

        2.12 Contracts. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Autoweb is a party or by which it or any of its properties or assets may be bound which involves (i) future payments of $50,000 or more or (ii) the termination of which is reasonably likely to have a Material Adverse Effect (the "Material Contracts") is in full force and effect and there are no defaults by Autoweb or, to Autoweb's knowledge, any other party thereto under any Material Contract.

        2.13 Vote Required. The affirmative vote of the holders of at least a majority of the shares of Autoweb Common Stock outstanding on the record date set for the Autoweb Stockholders Meeting is the only vote of the holders of any of Autoweb's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

        2.14 Absence of Certain Changes. Except as disclosed in Section 2.14 of the Autoweb Disclosure Schedule, since September 30, 2000 (the "Autoweb Balance Sheet Date"), Autoweb has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that, as of the date hereof, has resulted in, or is reasonably likely to result in, a Material Adverse Effect on Autoweb; (ii) any acquisition, sale or transfer of any asset with a fair market value of greater than $50,000 of Autoweb other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Autoweb or any revaluation by Autoweb of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Autoweb, or any direct or indirect redemption, purchase or other acquisition by Autoweb of any of its shares of capital stock or other securities; (v) the (a) the entry by Autoweb into any material contract or (b) any amendment or termination of, or default under, any of the foregoing or any Material Contract;
(vi) any amendment or change to its Certificate of Incorporation or Bylaws; or
(vii) any increase in or modification of the compensation or benefits payable or to become payable by Autoweb to any of its directors or executive level employees, other than normal length of service adjustments in accordance with past practices. Autoweb has not agreed since the Autoweb Balance Sheet Date to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations or discussions to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations or discussions with Autobytel and its representatives regarding the transactions contemplated by this Agreement).

        2.15 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Autoweb which has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of Autoweb, any acquisition of property by Autoweb or the conduct of business by Autoweb.

        2.16 Title to Property. Autoweb has good and valid title to its properties, interests in properties and assets, real and personal, used in its business and reflected in the Autoweb Balance Sheet or acquired after the Autoweb Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Autoweb Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in such property and assets, in every case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which are reflected on the Autoweb Balance Sheet, and (iv) liens that in the aggregate are not reasonably likely to have a Material Adverse Effect on Autoweb. The property and equipment of Autoweb that is used in the operations of its business is in good operating condition and repair, normal wear and tear excepted. All properties used in the operation of Autoweb are reflected in the Autoweb Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Section 2.16 of the Autoweb Disclosure Schedule identifies each parcel of real property owned or leased by Autoweb as of the date of this Agreement.

        2.17 Environmental Matters.

                (a) Hazardous Materials. During the period that Autoweb has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities by or on behalf of Autoweb or, to the knowledge of Autoweb, any other Person, in either case in violation of applicable laws, and (ii) neither Autoweb nor, to Autoweb's knowledge, any other Person, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials in a manner that would be reasonably likely to result in liability to Autoweb in excess of $50,000. Autoweb has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any such properties or facilities, which may have occurred prior to Autoweb having taken possession of any such properties or facilities and which would be reasonably likely to result in liability to Autoweb in excess of $50,000.

                (b) Certain Definitions. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a "hazardous substance," "toxic substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials" or "hazardous chemical" under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
(5) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

        2.18 Employee Matters. Except as is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on Autoweb, Autoweb is in compliance with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Autoweb has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages, except for arrears of wages less than $25,000 in the aggregate, or any taxes, except for taxes less than $25,000 in the aggregate, or any penalty for failure to comply with any of the foregoing, except for such penalties of less than $25,000 in the aggregate. Autoweb is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice), which in the aggregate exceed $25,000. There are no pending claims against Autoweb for any amounts under any workers compensation plan or policy or for long term disability, which in the aggregate exceed $25,000. Autoweb does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are less than $25,000 in the aggregate. There are no controversies pending or, to the knowledge of Autoweb, threatened, between Autoweb and any of its employees or former employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Autoweb is not a party to any collective bargaining agreement or other labor union contract and Autoweb is not aware of any activities or proceedings of any labor union to organize any such employees. To Autoweb's knowledge, no employees of Autoweb are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Autoweb because of the nature of the business conducted or presently proposed to be conducted by Autoweb or to the use of trade secrets or proprietary information of others.

        2.19 Interested Party Transactions. Except as disclosed in the Autoweb SEC Documents, Autoweb is not indebted to any director or officer of Autoweb (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Autoweb and there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

        2.20 Insurance. Section 2.20 of the Autoweb Disclosure Schedule contains a complete list of all insurance policies and bonds to which Autoweb is a party or which pertain to Autoweb's assets. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Autoweb is otherwise in compliance in all material respects with the terms of such policies and bonds. Autoweb has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

        2.21 Minute Books. The minute books of Autoweb have been made available to Autobytel and contain a complete and accurate summary of all meetings of directors, including committees of the board of directors, and stockholders or actions by written consent since the time of incorporation of Autoweb through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

        2.22 Complete Copies of Materials. Autoweb has delivered or made available true and complete copies of each document listed on the Autoweb Disclosure Schedule and each other document that has been requested by Autobytel or its counsel in connection with their legal and accounting review of Autoweb.

        2.23 Board Approval. The Board of Directors of Autoweb has approved this Agreement and the Merger, and agrees to promptly submit this Agreement to the stockholders of Autoweb for approval, and will recommend to the stockholders of Autoweb to approve this Agreement and the Merger.

        2.24 State Anti-Takeover Statutes. No state takeover statute is applicable to the Merger, this Agreement or the transactions contemplated hereby.

        2.25 Dealers/Customers. Autoweb has not received any notice and does not have any reason to believe that any dealer or category partner will seek to terminate or modify in a manner adverse to Autoweb its relationship with Autoweb as a result of the transactions contemplated by this Agreement.

        2.26 Brokers' and Finders' Fees. Except for payment obligations to Credit Suisse First Boston set forth in an engagement letter, a copy of which has been provided to Autobytel, Autoweb has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agents commissions or investment bankers fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.27 Opinion of Financial Advisor. Autoweb has been advised by its financial advisor, Credit Suisse First Boston, that in such advisor's opinion, as of March 31, 2001, the Exchange Ratio is fair, from a financial point of view, to holders of the Autoweb Common Stock.

        2.28 Voting Agreement. The Voting Agreement referred to in Section 5.9 hereof has been executed and delivered by Autoweb and the Persons named in
Schedule 5.9 and constitutes a valid and binding obligation of Autoweb, enforceable against Autoweb in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of any court before which any proceeding may be brought).

        2.29 Tax Representations.

                (a) The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or other additional amounts incurred, accrued with respect thereto, assessed, charged or imposed under applicable federal, state, local or foreign tax law, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or charged. References to Autoweb shall be deemed to include any predecessor to Autoweb or any Person from which Autoweb incurs a liability for Taxes as a result of transferee liability.

                (b) Autoweb has duly filed (and prior to the Closing Date will duly file), on a timely basis taking into account extensions, all material tax returns, reports, statements or estimates ("Tax Returns") that were due or will be due prior to the Closing Date. Such returns, reports, statements or estimates have been, or will be, prepared in accordance with applicable laws, for all years and periods (and portions thereof), for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due, or will be due, prior to the Closing Date. No material adjustments relating to such returns have been proposed formally or informally by any taxing authority and, to the knowledge of Autoweb, no basis exists for any material adjustment. All Taxes shown as due and payable on such returns, reports and estimates have been paid (or will be paid prior to the Closing), and there is no current liability for any material Taxes due and payable.

                (c) The Autoweb Balance Sheet reflects adequate reserves in accordance with generally accepted accounting principles (without regard to any amounts reserved for deferred Taxes) for all liabilities for Taxes accrued by Autoweb but not yet paid for all Tax periods and portions thereof through the date of the Autoweb Balance Sheet. Since the date of the Autoweb Balance Sheet, Autoweb has not incurred any liability for Taxes other than in the ordinary course of business.

                (d) Autoweb is not, or within the five year period preceding the Closing Date has not been, an S corporation within the meaning of Section 1361(a) of the Code.

                (e) Autoweb has withheld all required amounts from its employees, agents, contractors, nonresidents, creditors, stockholders and third parties and remitted such amounts to the proper authorities; paid all employer contributions and premiums; and filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, and social security and unemployment Taxes and premiums, all in compliance with the withholding provisions of the Code, or any prior provision of the Code and other applicable Laws, except to the extent that any failure to do so is not reasonably likely to have a Material Adverse Effect on Autoweb.

                (f) Autoweb does not have a permanent establishment in any foreign country.

                (g) There are no claims or investigations by the IRS or any other tax authority pending or, to the knowledge of Autoweb, threatened against Autoweb for any past due Taxes in excess of $50,000 individually or in the aggregate, and Autoweb has no reason to expect any taxing authority to assess any material additional taxes for any period for which tax returns were filed; there has been no waiver granted or requested of any applicable statute of limitations or extension of the time for the assessment of any Tax of Autoweb for which Autoweb could be liable under any provision of federal, state, local, or foreign law. No closing agreement (as defined in section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Autoweb.

                (h) There are no liens or encumbrances for any Tax that is due and payable prior to the Closing Date upon any asset of Autoweb.

                (i) No power of attorney that is currently in force has been granted to any person with respect to any matter relating to Taxes that could materially adversely affect Autoweb.

                (j) Autoweb does not have any item of income, gain, loss or deduction reportable in a taxable period ending after the date hereof but attributable to a transaction that occurred in a taxable period or portion thereof ending on or before the date hereof.

                (k) Except as set forth on Section 2.29(k) of the Autoweb Disclosure Schedule, Autoweb has never been included in nor is includible in any consolidated, combined or unitary Tax Return with any entity.

                (l) Autoweb is not a party to and is not bound by, and Autoweb does not have any obligation under, any Tax sharing, Tax indemnity or similar agreement.

                (m) Autoweb is not a party to any agreement or arrangement which payment thereunder would result, separately or in the aggregate, due to the consummation of the transactions contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. No acceleration of the vesting schedule for any property of Autoweb that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Autoweb is not a party to any agreement or arrangement which, individually or collectively with respect to any person, could give rise to the payment of any amount, due to the consummation of the transactions contemplated by this Agreement, that would not be deductible by Autoweb by reason of Section 162(a)(1) or 162(m) of the Code.

                (n) Autoweb is not, and has not been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Prior to the Closing Date, Autoweb will provide a statement to Autobytel pursuant to Section 1.1445-2 (c)(3) of the Treasury Regulations, to that effect.

                (o) There are no proposed reassessments of any property owned by Autoweb or other proposals that could increase the amount of any Tax to which Autoweb would be subject.

                (p) Autoweb has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by Autoweb.

                (q) Autoweb has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger.

        2.30 Representations Complete. None of the representations or warranties made by Autoweb herein or in any Schedule hereto, including the Autoweb Disclosure Schedule, or certificate furnished by Autoweb pursuant to this Agreement, or the Autoweb SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                           OF AUTOBYTEL AND MERGER SUB

        Except as disclosed for a particular statement in the specific corresponding section of the document of even date herewith delivered by Autobytel to Autoweb prior to the execution and delivery of this Agreement (the "Autobytel Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Autobytel represents and warrants to Autoweb as follows:

        3.1 Organization, and Qualification. Each of Merger Sub and Autobytel is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing is not reasonably likely to have a Material Adverse Effect on Autobytel. Each of Merger Sub and Autobytel has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, or authority and governmental approvals is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Autobytel. Each of Merger Sub and Autobytel has heretofore made available to Autoweb a complete and correct copy of its Certificate of Incorporation (including all Certificates of Determination or the equivalent thereof) and Bylaws, each as amended to the date hereof (collectively, the "Autobytel Certificate of Incorporation" and "Autobytel Bylaws", respectively). The Autobytel Certificate of Incorporation and Autobytel Bylaws are in full force and effect. Neither Merger Sub nor Autobytel is in violation of any provision of its Certificate of Incorporation or Bylaws. Autobytel does not have any subsidiaries except Merger Sub and as disclosed, to the extent required, in the Autobytel SEC Documents (as defined below).

        3.2 Capitalization. The authorized capital stock of Autobytel consists of 200,000,000 shares of Autobytel Common Stock and 11,445,187 shares of preferred stock. As of the close of business on March 28, 2001, 20,364,070 shares of Autobytel Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. The authorized capital stock of Merger Sub consists of 100 shares of common stock, all of which are issued and outstanding and owned by Autobytel. As of the close of business on March 15, 2001, except for (a) 6,256,509 shares of Autobytel Common Stock reserved for issuance pursuant to outstanding options of Autobytel (the "Autobytel Options") and outstanding warrants of Autobytel to purchase 739,800 shares of capital stock of Autobytel (the "Autobytel Warrants") and (b) 391,826 shares of Autobytel Common Stock reserved for issuance pursuant to Autobytel's employee stock purchase plan, there are not now any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating Autobytel or Merger Sub to issue, transfer or sell any shares of its capital stock or bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) of, or other equity interest in, Autobytel or securities convertible into or exchangeable for such shares or equity interest or obligating Autobytel or Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Since March 15, 2001, Autobytel has not issued any shares of its capital stock, except pursuant to the exercise of Autobytel Options, Autobytel's employee stock purchase plan and Autobytel's Retirement Savings Plan. All issued and outstanding shares of Autobytel Common Stock are, and all shares of Autobytel Common Stock which may be issued pursuant to the exercise of outstanding Autobytel Options and Autobytel Warrants will be when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable, and such issuance will not violate any preemptive rights under law or otherwise. There are no outstanding contractual obligations of Autobytel or Merger Sub to repurchase, redeem or otherwise acquire any of its shares or other securities.

        3.3 Authority; Governmental Consents.

                (a) Authority. Each of Merger Sub and Autobytel has the corporate power and authority to execute and deliver this Agreement and, subject only to the approval by the sole stockholder of Merger Sub, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Autobytel and Merger Sub and the consummation by Autobytel and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Autobytel and Merger Sub, subject to the approval set forth in Section 3.12. This Agreement has been duly and validly executed and delivered by Autobytel and Merger Sub, and, assuming this Agreement constitutes a valid and binding obligation of Autoweb, this Agreement constitutes a valid and binding agreement of Autobytel and Merger Sub, enforceable against Autobytel and Merger Sub in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor's rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of any court before which any proceeding may be brought).

                (b) Governmental Consents. Other than (i) in connection with, or in compliance with, the provisions of Delaware Law with respect to the transactions contemplated hereby, the federal securities laws, the securities laws of the various states, the rules of the National Association of Securities Dealers, Inc., (ii) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to employee benefit plans, or under the HSR Act and (iii) where the failure to have or keep in force would not result in a penalty, fine or other payment in excess of $150,000 or an inability to conduct Autobytel's business as presently conducted, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Autobytel or Merger Sub of the transactions contemplated by this Agreement, except for the approval of Autobytel's stockholders required under the rules of the National Association of Securities Dealers, Inc.

        3.4 No Violation. Neither the execution and delivery of this Agreement by Autobytel and Merger Sub nor the consummation by Autobytel and Merger Sub of the transactions contemplated hereby will (i) constitute a breach or violation of any provision of the Certificate of Incorporation or Bylaws of either of them, (ii) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any property or asset of Autobytel or Merger Sub under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Autobytel or Merger Sub, or by which either of them or any of their properties or assets, are bound, or (iii) subject to the receipt of the requisite consents, approvals, or authorizations of, or filings with Governmental Entities under federal securities laws, applicable corporate and securities laws, the rules of The Nasdaq Stock Market, Inc. and the National Association of Securities Dealers, Inc. and laws relating to employee benefit plans, conflict with or violate any order, judgment or decree, or to the knowledge of Autobytel, any statute, ordinance, rule or regulation applicable to Autobytel or Merger Sub, or by which it or any of its properties or assets may be bound or affected, other than, in the case of the foregoing clauses (ii) or (iii), conflicts, breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Autobytel.

        3.5 SEC Reports and Financial Statements. Autobytel has filed with the SEC and has made available to Autoweb, copies of all forms, reports and documents (the "Autobytel SEC Documents") required to be filed by it under the Securities Act or the Exchange Act. None of such Autobytel SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent Autobytel SEC Document). The audited and unaudited financial statements of Autobytel included in any Autobytel SEC Document (the "Autobytel Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present the financial position of Autobytel as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments, and except for the absence of certain footnote information in the unaudited statements. Autobytel does not have any material liabilities or obligations of any nature (whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, unasserted, conditional or otherwise), except for liabilities or obligations (i) reflected or reserved against on its balance sheet as at September 30, 2000 (including the notes thereto and the other disclosures made in Autobytel's Form 10-Q for the quarter ended September 30,
2000) (the "Autobytel Balance Sheet") included in the Autobytel SEC Documents, or (ii) incurred in the ordinary course of business consistent with past practice since such date. Any such liability incurred in the ordinary course of business since September 30, 2000, which as of the date of this Agreement individually or taken together with all related liabilities in the aggregate exceeds $500,000, is listed or described on Section 3.5 of the Autobytel Disclosure Schedule.

        3.6 Compliance with Applicable Laws and Permits; Regulatory Matters. Each of Merger Sub and Autobytel has in effect and holds all permits, licenses, orders, authorizations, registrations, approvals and other analogous instruments, and each of Merger Sub and Autobytel has made all filings and registrations and the like necessary or required by law to conduct its business as presently conducted, other than such permits, licenses, orders, authorizations, registrations, approvals, and other instruments, the absence of which is not reasonably likely to have a Material Adverse Effect on Autobytel. Neither Merger Sub nor Autobytel has received any written governmental notices within two years prior to the date hereof alleging any violation by Autobytel or Merger Sub of any such laws, rules, regulations or orders that has not been cured as of the date hereof. Neither Merger Sub nor Autobytel is in default or noncompliance under any (a) permits, consents, or similar instruments, and (b) business and local and county laws, ordinances, regulations, judgments, orders, decrees or rules of any court, arbitrator or governmental, regulatory or administrative agency or entity, other than such default or noncompliance which is not reasonably likely to have a Material Adverse Effect on Autobytel.

        3.7 Litigation. Except as set forth on Section 3.7 of the Autobytel Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Autobytel, threatened, against Autobytel or Merger Sub that, individually or in the aggregate, if adversely determined is reasonably likely to have a Material Adverse Effect on Autobytel or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. Neither Merger Sub nor Autobytel is a party to or bound by any outstanding order, writ, injunction or decree which, individually or in the aggregate, is reasonably likely to have a

Material Adverse Effect on Autobytel or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

        3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Autobytel for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Autobytel for inclusion in the Proxy Statement to be sent to the stockholders of Autobytel in connection with the meeting of Autobytel's stockholders to consider the Merger (the "Autobytel Stockholders Meeting") and the Autoweb's stockholders in connection with the Autoweb Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to Autobytel's stockholders and Autoweb's stockholders, at the time of the Autobytel Stockholders Meeting, the Autoweb Stockholders Meeting or at the Effective Time, contain any statement which, at any such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Autobytel Stockholders Meeting or Autoweb Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Autobytel which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Autobytel shall promptly inform Autoweb. Notwithstanding the foregoing, Autobytel makes no representation, warranty or covenant with respect to any information supplied by or respecting Autoweb (other than information with respect to Autobytel) which is contained in any of the foregoing documents.

        3.9 Employee Benefit Plans. The term "Autobytel Plans" shall mean all employee benefit plans and programs providing benefits to any employee or former employee of Autobytel or Merger Sub sponsored or maintained by Autobytel or Merger Sub or to which Autobytel or Merger Sub contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Autobytel Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the ERISA, and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. All Autobytel Plans are in compliance with all applicable provisions of ERISA, the Code and all laws and regulations applicable to the Autobytel Plans, except where the failure with which to comply is not reasonably likely to have a Material Adverse Effect. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any liability that is not reflected in the Autobytel Balance Sheet that is reasonably likely to have a Material Adverse Effect.

        3.10 Intellectual Property.

                (a) Right to Use. Autobytel has the right to use all Marks, Patents, Copyrights and Software which are material to the operation of Autobytel's business, free and clear of any and all liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and has not received any written notice or claim challenging Autobytel's right to use such Marks, Patents, Copyrights or Software, which in any case would be reasonably likely to have a Material Adverse Effect.

                (b) Trade Secrets. Each of Merger Sub and Autobytel has taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all material Trade Secrets of such Person (collectively, "Autobytel Owned Trade Secrets"). Autobytel has the right to use all of the Autobytel Owned Trade Secrets which are material to the operation of Autobytel's business and none of the Autobytel Owned Trade Secrets is subject to any liens, covenants, conditions and restrictions or other adverse claims or interests of any kind or nature, and has not received any written notice or claim challenging Autobytel's right to use any of the Autobytel Owned Trade Secrets, which in any case would be reasonably likely to have a Material Adverse Effect.

                (c) Software. To Autobytel's knowledge, Autobytel has lawfully acquired the right to use the material Software used but not owned by Autobytel in the conduct of its business (the "Autobytel Licensed Software") as it is used in the conduct of its business as presently conducted, has not exercised any rights in respect of any Autobytel Licensed Software, including any reproduction, distribution or derivative work rights, outside the scope of any license expressly granted by the Person from which the right to use such Autobytel Licensed Software was obtained and has not received any written notice or claim challenging Autobytel's right to use any of the Autobytel Licensed Software.

                (d) Infringement. Neither Merger Sub nor Autobytel is, nor has either Person been, a party to any proceeding involving a claim of infringement, misappropriation or other wrongful use or exploitation by Autobytel or Merger Sub of any other Person's Intellectual Property Rights which has had, or is reasonably likely to have, a Material Adverse Effect. Neither Merger Sub nor Autobytel is, nor will such Person be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to its Intellectual Property Rights which breach is reasonably likely to have a Material Adverse Effect.

                (e) Confidentiality. Each of Merger Sub and Autobytel has taken reasonable steps to protect its Intellectual Property Rights, including, without limitation, having employee procedures requiring its employees, officers, directors and consultants to execute and deliver confidentiality, assignment of rights and non-disclosure agreements. To Autobytel and Merger Sub's knowledge, no employee of Autobytel or Merger Sub is in violation of any term (whether written or verbal) of any confidentiality or nondisclosure agreement.

        3.11 Contracts. Each material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Autobytel or

Merger Sub is a party or by which it or any of its properties or assets may be bound which involves (i) future payments of $150,000 or more or (ii) the termination of which is reasonably likely to have a Material Adverse Effect (the "Autobytel Material Contracts") is in full force and effect and there are no defaults by Merger Sub or Autobytel or, to Autobytel's or Merger Sub's knowledge, any other party thereto under any Autobytel Material Contract.

        3.12 Vote Required. The affirmative vote of the holders of at least a majority of the shares of Autobytel Common Stock outstanding on the record date set for the Autobytel Stockholders Meeting is the only vote of the holders of any of Autobytel's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

        3.13 Absence of Certain Changes. Except as set forth in Section 3.13 of the Autobytel Disclosure Schedule, since September 30, 2000 (the "Autobytel Balance Sheet Date"), each of Merger Sub and Autobytel has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that as of the date hereof has resulted in, or is reasonably likely to result in, a Material Adverse Effect on Autobytel; (ii) any acquisition, sale or transfer of any asset with a fair market value of greater than $500,000 other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) or any revaluation of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to its shares, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock or other securities; (v) (a) the entry by Autobytel into any contract which involves future payments of $500,000 or more or (b) any amendment or termination of, or default under, any of such contracts; or (vi) any amendment or change to the Autobytel Certificate of Incorporation or Autobytel Bylaws. Neither Autobytel nor Merger Sub has agreed since the Autobytel Balance Sheet Date to do any of the things described in the preceding clauses (i) through (vi) and neither Autobytel nor Merger Sub is currently involved in any negotiations or discussions to do any of the things described in the preceding clauses (iii),
(v)(b) or (vi).

        3.14 Restrictions on Business Activities. Except as set forth in Section
3.14 of the Autobytel Disclosure Schedule, there is no judgment, injunction, order or decree binding upon Autobytel or Merger Sub and no agreement, except for exclusive licenses granted to third parties to operate the Autobytel business outside of the United States and related non-competition agreements, binding upon Autobytel or Merger Sub, which in any case has or reasonably would be expected to have the effect of prohibiting or materially impairing any business practice of Autobytel, any acquisition of property by Autobytel or the conduct of business by Autobytel.

        3.15 Properties. Each of Autobytel and Merger Sub has good and valid title to its properties, interests in properties and assets, real and personal, used in its business and reflected in the Autobytel Balance Sheet or acquired after the Autobytel Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Autobytel Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in such property and assets, in every case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which are reflected on the Autobytel Balance Sheet, and (iv) liens that in the aggregate are not reasonably likely to have a Material Adverse Effect on Autobytel. The respective property and equipment of Autobytel and Merger Sub that is used in the operations of its business is in good operating condition and repair, normal wear and tear excepted. All properties used in the operation of Autobytel and Merger Sub are reflected in the Autobytel Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. The description of real and personal property described in the Autobytel SEC Documents is true and correct in all material respects and Autobytel has not acquired any material real or personal property since the filing of such Autobytel SEC Documents.

        3.16 Environmental Matters. During the period that Autobytel or Merger Sub has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials on, from or under such properties or facilities by or on behalf of Autobytel or, to the knowledge of Autobytel, any other Person, in either case in violation of applicable laws, and (ii) neither Autobytel or Merger Sub nor, to Autobytel's or Merger Sub's knowledge, any other Person, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials in a manner that would be reasonably likely to result in liability to Autobytel or Merger Sub in excess of $150,000. Neither Merger Sub nor Autobytel has knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any such properties or facilities, which may have occurred prior to Autobytel or Merger Sub having taken possession of any such properties or facilities and which would be reasonably likely to result in liability to Autobytel in excess of $150,000.

        3.17 Employee Matters. Except as is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on Autobytel, each of Merger Sub and Autobytel is in compliance with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Neither Merger Sub nor Autobytel is a party to any collective bargaining agreement or other labor union contract and neither Merger Sub nor Autobytel is aware of any activities or proceedings of any labor union to organize any such employees. To Autobytel's or Merger Sub's knowledge, no employees of Autobytel or Merger Sub are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Autobytel or Merger Sub because of the nature of the business conducted or presently proposed to be conducted by Autobytel or Merger Sub or to the use of trade secrets or proprietary information of others.

        3.18 Interested Party Transactions. Except as disclosed in the Autobytel SEC Documents, neither Merger Sub nor Autobytel is indebted to any director or officer of Autobytel or Merger Sub (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Autobytel or Merger Sub and there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

        3.19 Complete Copies of Materials. Autobytel has delivered or made available true and complete copies of each document listed on the Autobytel Disclosure Schedule and each other document that has been reasonably requested by Autoweb or its counsel in connection with their legal and accounting review of Autobytel and Merger Sub.

        3.20 Board Approval. The Board of Directors of Autobytel and Merger Sub have approved this Agreement and the Merger, and agree to promptly submit this Agreement to the stockholders of Autobytel for approval, and will recommend to the stockholders of Autobytel that they approve this Agreement and the Merger.

        3.21 State Anti-Takeover Statutes. No state takeover statute is applicable to the Merger, this Agreement or the transactions contemplated hereby.

        3.22 Brokers' and Finders' Fees. Except for payment obligations to Lehman Brothers set forth in an engagement letter, a copy of which has been provided to Autoweb, neither Merger Sub nor Autobytel has incurred, nor will such Person incur, directly or indirectly, any liability for brokerage or finders fees or agents commissions or investment bankers fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.23 Minute Book. The minute books of Autobytel have been made available to Autoweb and contain a complete and accurate summary of all meetings of directors, including committees of the board of directors, and stockholders or actions by written consent since the time of incorporation of Autobytel through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

        3.24 Opinion of Financial Advisor. Autobytel has been advised by its financial advisor, Lehman Brothers, that in such advisor's opinion, as of March 29, 2001, the Merger Consideration to be delivered to the stockholders of Autoweb is fair, from a financial point of view, to the stockholders of Autobytel.

        3.25 Insurance. Except as set forth in Section 3.25 of the Autobytel Disclosure Schedule, there is no claim in excess of $150,000 pending under any insurance policies and bonds to which Autobytel is a party or which pertain to

Autobytel's assets as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all insurance policies and bonds to which Autobytel is a party or which pertain to Autobytel's assets have been paid and Autobytel is otherwise in compliance in all material respects with the terms of such policies and bonds. Autobytel has no knowledge of any threatened termination (other than by expiration) of, or premium increase in excess of $150,000 with respect to, any of such policies.

        3.26 Tax Representations.

                (a) References to Autobytel or Merger Sub shall be deemed to include any predecessor to such Person or any other Person from which Autobytel or Merger Sub incurs a liability for Taxes as a result of transferee liability.

                (b) Each of Autobytel and Merger Sub has duly filed (and prior to the Closing Date will duly file), on a timely basis taking into account extensions, all material Tax Returns that were due, or will be due, prior to the Closing Date. Such returns, reports, statements or estimates have been, or will be, prepared in accordance with applicable laws, for all years and periods (and portions thereof), for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due, or will be due, prior to the Closing Date. No material adjustments relating to such returns have been proposed formally or informally by any taxing authority and, to the knowledge of Autobytel and Merger Sub, no basis exists for any material adjustment. All Taxes shown as due and payable on such returns, reports and estimates have been paid (or will be paid prior to the Closing), and there is no current liability for any material Taxes due and payable.

                (c) The Autobytel Balance Sheet reflects adequate reserves in accordance with generally accepted accounting principles (without regard to any amounts reserved for deferred Taxes) for all liabilities for Taxes accrued by Autobytel or Merger Sub but not yet paid for all Tax periods and portions thereof through the date of the Autobytel Balance Sheet. Since the date of the Autobytel Balance Sheet, neither Autobytel nor Merger Sub has incurred any liability for Taxes other than in the ordinary course of business.

                (d) Neither Autobytel nor Merger Sub is, or within the five year period preceding the Closing Date has been, an S corporation within the meaning of Section 1361(a) of the Code.

                (e) Each of Autobytel and Merger Sub has withheld all required amounts from its employees, agents, contractors, nonresidents, creditors, stockholders and third parties and remitted such amounts to the proper authorities; paid all employer contributions and premiums; and filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, and social security and unemployment Taxes and premiums, all in compliance with the withholding provisions of the Code, or any prior provision of the Code and other applicable Laws, except to the extent that any failure to do so is not reasonably likely to have a Material Adverse Effect on Autobytel.

                (f) Neither Autobytel nor Merger Sub has a permanent establishment in any foreign country.

                (g) There are no claims or investigations by the IRS or any other tax authority pending or, to the knowledge of Autobytel or Merger Sub, threatened against Autobytel or Merger Sub for any past due Taxes in excess of $150,000 individually or in the aggregate, and neither Autobytel nor Merger Sub has any reason to expect any taxing authority to assess any material additional taxes for any period for which tax returns were filed; there has been no waiver granted or requested of any applicable statute of limitations or extension of the time for the assessment of any Tax of Autobytel or Merger Sub for which such Person could be liable under any provision of federal, state, local, or foreign law. No closing agreement (as defined in section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to Autobytel or Merger Sub.

                (h) There are no liens or encumbrances for any Tax that is due and payable prior to the Closing Date upon any asset of Autobytel or Merger Sub.

                (i) No power of attorney that is currently in force has been granted to any person with respect to any matter relating to Taxes that could materially adversely affect Autobytel or Merger Sub.

                (j) Neither Autobytel nor Merger Sub has any item of income, gain, loss or deduction reportable in a taxable period ending after the date hereof but attributable to a transaction that occurred in a taxable period or portion thereof ending on or before the date hereof.

                (k) Except as set forth on Section 3.26(k) of the Autobytel Disclosure Schedule, neither Autobytel nor Merger Sub has been included in nor is includible in any consolidated, combined or unitary Tax Return with any entity.

                (l) Neither Autobytel nor Merger Sub is a party to or is bound by, and neither Autobytel nor Merger Sub has any obligation under, any Tax sharing, Tax indemnity or similar agreement.

                (m) Neither Autobytel nor Merger Sub is a party to any agreement or arrangement which payment thereunder would result, separately or in the aggregate, due to the consummation of the transactions contemplated by this Agreement, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. No acceleration of the vesting schedule for any property of Autobytel or Merger Sub that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither Autobytel nor Merger Sub is a party to any agreement or arrangement which, individually or collectively with respect to any person, could give rise to the payment of any amount, due to the consummation of the transactions contemplated by this Agreement, that would not be deductible by Autobytel or Merger Sub by reason of Section 162(a)(1) or 162(m) of the Code.

                (n) Neither Autobytel nor Merger Sub is, or has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                (o) There are no proposed reassessments of any property owned by Autobytel or Merger Sub or other proposals that could increase the amount of any Tax to which Autobytel or Merger Sub would be subject.

                (p) Neither Autobytel nor Merger Sub has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of any asset owned by Autobytel or Merger Sub.

                (q) Neither Autobytel nor Merger Sub has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger.

        3.27 Representations Complete. None of the representations or warranties made by Autobytel or Merger Sub herein or in any Schedule hereto, including the Autobytel Disclosure Schedule, or certificate furnished by Autobytel or Merger Sub pursuant to this Agreement, or the Autobytel SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV.

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of Autoweb and Autobytel. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Autoweb and Autobytel agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes and to file tax returns (including delinquent tax returns), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, use commercially reasonable efforts consistent with past practice to keep available the services of its present officers and key employees and use commercially reasonable efforts consistent with past practice to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Each of Autoweb and Autobytel agrees to promptly notify the other of any event or occurrence which is reasonably likely to have a Material Adverse Effect on either party or the transactions contemplated by this Agreement.

        4.2 Conduct of Business of Autoweb. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Autoweb shall not do, cause or permit any of the following, without the prior written consent of Autobytel:

                (i) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

                (ii) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to Autoweb;

                (iii)Stock Option Plans. Take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights granted under the Autoweb Option Plans, the exercise price of such options or authorize cash payments in exchange for any options or other rights granted under any of such plans;

                (iv) Modification to Contracts. Except as specifically permitted in this Section 4.2, (a) Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any contract, other than in the ordinary course of business consistent with past practice, and in no event shall such contract, commitment, amendment, modification or waiver (other than those relating to sales of products or purchases of inventory and supplies in the ordinary course) obligate Autoweb to pay amounts in cash property in excess of $75,000, individually, or $300,000 in the aggregate or (b) enter into any contract or commitment relating to, or violate, amend or otherwise modify or waive any of its employment agreements, option agreements or any other compensatory arrangements even if such action would otherwise be in the ordinary course of business;

                (v) Issuance of Securities. Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (a) the issuance of shares of Autoweb Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and (b) the granting of stock options to new hires in the ordinary course of business and consistent with past practices and clause (xv) of this
Section 4.2;

                        (vi) Intellectual Property. Transfer to any Person or entity any rights to its Intellectual Property other than non-exclusive licenses of data in the ordinary course of business consistent with past practice (other than any transfer between Autoweb and Autobytel);

                        (vii) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Autoweb's products or technology;

                        (viii) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets with a fair market value individually in excess of $25,000 or in the aggregate in excess of $200,000, except in the ordinary course of business consistent with past practice;

                        (ix) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                        (x) Leases. Enter into any operating lease in excess of $50,000;

                        (xi) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $75,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (a) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Autoweb Financial Statements, and (b) the payment of fees and expenses of third parties in connection with the transactions contemplated by this Agreement;

                        (xii)Capital Expenditures. Make any capital expenditures, capital additions or capital improvements, or enter in to any capital leases, except in the ordinary course of business and in no event shall such expenditures, additions, improvements or leases in the aggregate be in excess of $100,000;

                        (xiii) Insurance. Reduce the amount of any insurance coverage provided by existing insurance policies;

                        (xiv)Termination or Waiver. Terminate or waive any right the value of which exceeds $25,000 individually or in the aggregate;

                        (xv) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, hire any new director level employee, officer level employee, non-director employee or non-officer employee, except solely to replace non-director or non-officer employees that either leave or are terminated after the date of this Agreement, pay any special bonus or special remuneration to any employee or director except for payments previously committed to in writing, which payments are disclosed on
Section 4.2(xv) of the Autoweb Disclosure Schedule or increase the salaries or wage rates of its employees;

                        (xvi) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements or written policies already in effect which are specifically disclosed and described on Section 4.2(xvi) of the Autoweb Disclosure Schedule;

                        (xvii) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where Autoweb in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Autobytel prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                        (xviii) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;

                        (xix) Notices. Autoweb shall give all notices and other information required by applicable law to be given to the employees of Autoweb, any collective bargaining unit representing any group of employees of Autoweb, and any applicable government authority under the Worker Adjustment and Retraining Notification Act (which shall be given not later than three (3) days after receipt of a written request from Autobytel to deliver such notice along with written verification of the mailing of the Autobytel Proxy Statement that includes the affirmative recommendation of the Autobytel Board of Directors that the Autobytel stockholders approve the issuance of the Merger Consideration), the National Labor Relations Act, the Code, the COBRA, and other applicable law in connection with the transactions provided for in this Agreement and with respect to events occurring prior to the Effective Time;

                        (xx) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                        (xxi) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(i) through (xx) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

        4.3 Conduct of Business of Autobytel. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Autobytel shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries (other than Autoweb) to do, cause or permit any of the following, without the prior written consent of Autoweb, which will not be unreasonably withheld, unless such conduct is required or contemplated by this Agreement: declare, set aside, or pay any dividends on or make any other distributions in respect of its capital stock, or split, combine or reclassify any of its capital stock; amend its certificate of incorporation, for a reason other than authorizing additional shares of capital stock of Autobytel; repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries (other than Autoweb); issue any capital stock for less than current market value, except pursuant to outstanding options, warrants or other similar securities; or take or agree in writing or otherwise to take, any of the actions described above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

        4.4 No Solicitation. Autoweb shall not, and shall direct its officers, directors, employees, representatives or other agents not to, do any of the following: (i) take any action to solicit, initiate or encourage an offer or proposal (a "Takeover Proposal") for (a) a merger or other business combination involving Autoweb or the acquisition, in one or more transactions, of 20% or more of the assets of Autoweb, other than the Merger, or (b) the acquisition by any Person or Persons, directly or indirectly, of shares of capital stock of Autoweb, or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Autoweb to, or afford access to the properties, books or records of Autoweb to, any Person that has advised Autoweb that it may be considering making, has made or could reasonably be expected to make a Takeover Proposal; provided, nothing herein shall prohibit Autoweb's Board of Directors from taking and disclosing to Autoweb's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal shall be received by the Board of Directors of Autoweb, then, to the extent the Board of Directors of Autoweb believes in good faith (after written advice from its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Autoweb's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Autoweb determines in good faith after consultation with outside legal counsel that failure to provide information or engage in negotiations would be reasonably likely to violate the Autoweb Board of Directors' fiduciary duties to Autoweb's stockholders under applicable laws, then Autoweb and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 4.4 or any other provisions of this Agreement; provided that in each such event Autoweb notifies Autobytel of such determination by the Autoweb Board of Directors and provides Autobytel with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Autobytel with all documents containing or referring to non-public information of Autoweb that are supplied to such third party; provided, further, that Autoweb provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 5.5) is on Autobytel; provided, further, however, that Autoweb shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Autoweb has provided Autobytel at least five (5) days prior notice thereof, has terminated this Agreement pursuant to Section 7.1(f), and paid Autobytel all amounts payable pursuant to Section 7.3(b). Autoweb will promptly notify Autobytel after receipt of any Takeover Proposal or any notice that any Person is considering making a Takeover Proposal or any request for non-public information relating to Autoweb or for access to the properties, books or records of Autoweb by any Person that has advised Autoweb that it may be considering making, or that has made, a Takeover Proposal and will keep Autobytel fully informed of the status and details of any such Takeover Proposal notice, and shall provide Autobytel with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.


                                   ARTICLE V.

                     ADDITIONAL AGREEMENTS; REPRESENTATIONS

        5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, (a) Autoweb and Autobytel shall prepare the Proxy Statement relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Autoweb and Autobytel and (b) Autoweb and Autobytel shall file such Proxy Statement and Autobytel shall file with the SEC a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate) incorporating the Proxy Statement as a prospectus, in each case which complies in form with applicable SEC requirements and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Autoweb and Autobytel will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the

Proxy Statement or other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any other filing, Autoweb and Autobytel shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Autoweb and Autobytel, such amendment or supplement. It is understood and agreed that both Paul, Hastings, Janofsky & Walker LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall issue to their respective clients substantially identical opinions to the effect that the Merger will qualify as a reorganization under Section 368(a) of the Code and related matters for description, and inclusion as Exhibits, in the S-4 Registration Statement and for description in the Proxy Statements. The parties to this Agreement agree to make reasonable and customary representations as requested by such counsel for the purpose of rendering such opinions.

        5.2 Meeting of Autoweb Stockholders. Autoweb shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Autoweb Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC. Autoweb shall consult with Autobytel regarding the date of the Autoweb Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Autoweb Stockholders Meeting without the consent of Autobytel. Subject to Sections 2.28, 4.4 and 5.1, Autoweb shall use commercially reasonable efforts to solicit from stockholders of Autoweb proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the Merger, and the transactions contemplated hereby and thereby. Such recommendation shall not be modified or withdrawn unless the Board of Directors concludes reasonably and in good faith that its fiduciary duties require such action.

        5.3 Meeting of Autobytel Stockholders. Autobytel shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to convene a meeting of Autobytel's stockholders (the "Autobytel Stockholder Meeting") within 45 days of the Registration Statement being declared effective by the SEC. Autobytel shall consult with Autoweb regarding the date of the Autobytel Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Autobytel Stockholders Meeting without the consent of Autoweb. Subject to Sections 4.4 and 5.1, Autobytel shall use commercially reasonable efforts to solicit from stockholders of Autobytel proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger and shall, through its Board of Directors, recommend to its stockholders the approval of the issuance of the Merger Consideration. Such recommendation shall not be modified or withdrawn unless the Board of Directors concludes reasonably and in good faith that its fiduciary duties require such action.

        5.4 Access to Information.

                (a) Access. Each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of such party and its subsidiaries as the other party may reasonably request. Each party agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                (b) Ongoing Operations. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Autobytel and Autoweb shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                (c) No Modification. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.5 Confidentiality. The parties acknowledge that each of Autobytel and Autoweb have previously executed a confidentiality and non-disclosure agreement dated November 2, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms; provided, however, that the Confidentiality Agreement shall not be binding on Autobytel or its subsidiaries or affiliates after the Effective Time.

        5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Autobytel and Autoweb shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

        5.7 Consents; Cooperation.

                (a) Consents. Each of Autobytel and Autoweb shall promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents, waivers and approvals required to be obtained by it, including those under any contracts, for the consummation of the Merger, including those required under the HSR Act and those listed on Schedule 5.7(a). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

                (b) Cooperation. Each of Autobytel and Autoweb shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Autobytel and Autoweb shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Autobytel and Autoweb decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Autobytel shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond September 30, 2001. Each of Autobytel and Autoweb shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Autobytel and Autoweb also agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws. Notwithstanding anything to the contrary in this Section 5.7, neither the Autobytel nor Autoweb shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the transactions contemplated hereby.

                (c) No Action Required. Notwithstanding anything to the contrary in Section 5.7(a) or (b), (i) neither Autobytel nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that is reasonably likely to have a Material Adverse Effect on Autobytel or of Autobytel combined with the Surviving Corporation after the Effective Time and
(ii) neither Autoweb nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that is reasonably likely to have a Material Adverse Effect on Autoweb.

                5.8 Merger Filings. On the Closing Date, Merger Sub and Autoweb shall cause their duly authorized officers to prepare, execute and acknowledge the Certificate of Merger and cause such documents to be duly filed with the Secretary of State of Delaware on the Closing Date or a soon as practicable thereafter.

                5.9 Voting Agreement. Autoweb shall cause each Person named in
Schedule 5.9 which has not already executed the Voting Agreement to execute and deliver to Autobytel the Voting Agreement concurrent with the execution of this Agreement and keep the Voting Agreement in full force and effect.

                5.10 Legal Requirements. Subject to Section 5.7 hereof, each of Autobytel, Merger Sub and Autoweb will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                5.11 Blue Sky Laws. Autobytel shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Autobytel Common Stock in connection with the Merger. Autoweb shall use commercially reasonable efforts to assist Autobytel as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Autobytel Common Stock in connection with the Merger.

                5.12 Assumed Options. At the Effective Time, all Autoweb Options listed in Section 5.12 of the Autoweb Disclosure Schedule shall be assumed by Autobytel. Within thirty days after the Effective Time, Autobytel will issue to each Person who, immediately prior to the Effective Time was a holder of an Assumed Option a document evidencing the foregoing assumption of such option by Autobytel. Autoweb represents and warrants to Autobytel that Section 5.12 of the Autoweb Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options pursuant to the Autoweb Option Plans, including the number of shares of Autoweb Common Stock subject to each such option, the exercise and vesting schedule (including that related to any change of control), the exercise price per share, the date such option was issued, the term of each such option and the option plan pursuant to which such option was issued. At the Effective Time, Autoweb shall deliver to Autobytel an updated Section 5.12 of the Autoweb Disclosure Schedule current as of such date, which shall indicate additional time based vesting in accordance with the terms and conditions of such options.

        5.13 Letter of Autobytel's and Autoweb's Accountants.

                (a) Autobytel. Autobytel shall use commercially reasonable efforts to cause to be delivered to Autoweb a Procedures Letter of Autobytel's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Autobytel and Autoweb, in form reasonably satisfactory to Autoweb and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

                (b) Autoweb. Autoweb shall use commercially reasonable efforts to cause to be delivered to Autobytel a Procedures Letter of Autoweb's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Autobytel and Autoweb, in form reasonably satisfactory to Autobytel and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

        5.14 Form S-8. If the shares of Autobytel Common Stock underlying the Assumed Options have not already been registered in connection with the filing of Form S-4 by Autobytel, Autobytel shall use its best efforts to file on or before three business days after the Closing Date, a registration statement on Form S-8 covering the shares of Autobytel Common Stock issuable pursuant to Assumed Options. Autoweb shall cooperate with and assist Autobytel in the preparation of such registration statement.

        5.15 Listing of Additional Shares. Prior to the Effective Time, Autobytel shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(e).

        5.16 Determination Letter. Immediately prior to the Closing Date, Autoweb shall terminate its 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). Autoweb shall furnish to Autobytel a copy of a completed IRS Form 5310 (Application for Determination for Terminating Plan).

        5.17 Increase Autobytel's Board. On or prior to the Closing Date, Autobytel shall take, or shall have caused to be taken, all action necessary to elect as Directors of Autobytel two individuals to be designated by Autoweb prior to the effective date of the Registration Statement.

        5.18 Indemnification.

                (a) Indemnification. After the Effective Time, Autobytel will, and will cause the Surviving Corporation to, indemnify and hold harmless the present and former officers, directors, employees and agents of Autoweb (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Autoweb's Certificate of Incorporation and Bylaws or any indemnification agreement with Autoweb officers and directors to which Autoweb is a party listed in Section 5.18 of the Autoweb Disclosure Schedule and which have been provided to Autobytel, in each case in effect on the date hereof; provided that such indemnification shall be (i) subject to any limitation imposed from time to time under applicable law and (ii) limited to any such items covered by Autobytel's officers' and directors' liability insurance. Without limitation of the foregoing and in accordance therewith, in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter relating to this Agreement or the transactions contemplated hereby occurring on or prior to the Effective Time, Autobytel shall, or shall cause the Surviving Corporation to, pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified pursuant to this Section 5.18(a).

                (b) Directors and Officers Insurance. For six years after the Effective Time, Autobytel will continue to use its commercially reasonable efforts to provide officers' and directors' liability insurance ("D&O Insurance") in respect of acts or omissions occurring on or prior to the Effective Time covering each officer and director of Autoweb currently covered by Autoweb's officers' and directors' liability insurance policy. Autobytel will provide D&O Insurance in respect of acts or omissions occurring after the Effective Time covering (i) Autoweb's designees to Autobytel's Board of Directors as contemplated by Section 5.17 hereof in the same manner provided to all other directors of Autobytel and (ii) any officer of Autoweb that becomes an officer of Autobytel in the same manner provided to all other officers of Autobytel.

                (c) Claims. To the extent there is any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) against an Indemnified Party that arises out of or pertains to any action or omission in his or her capacity as director, officer, employee, fiduciary or agent of Autoweb occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of six years after the Effective Time (whether arising before or after the Effective
Time), in each case for which such Indemnified Party is indemnified under this
Section 5.18, such Indemnified Party shall be entitled to be represented by counsel, which counsel shall be counsel of the Autobytel (provided that if use of counsel of the Autobytel would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of the Autobytel, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Autobytel) and following the Effective Time the Surviving Corporation and Autobytel shall, subject to the last sentence of
Section 5.18(a), pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and the Surviving Corporation and Autobytel will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Autobytel shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties.

                (d) Successors. In the event that Autobytel or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person in a single transaction or a series of transactions, then, and in each such case, Autobytel shall make or cause to be made proper provisions so that the successors and assigns of Autobytel assume the indemnification obligations of Autobytel under this Section 5.18 for the benefit of the Indemnified Parties.

                (e) Beneficiaries. The provisions of this Section 5.18 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party or his or her heirs and representatives and shall be binding on all successors and assigns of the Surviving Corporation or Autobytel.

                (f) Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI.

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Autoweb, Autobytel and Merger Sub under Delaware Law and as may be required by such Person's Certificate of Incorporation and Bylaws.

                (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

                (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use commercially reasonable efforts to have such injunction or other order lifted.

                (d) Governmental Approval. Autobytel, Autoweb and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the transactions contemplated hereby, including such approvals, waivers, expirations of waiting periods and consents as may be required under the Securities Act, state Blue Sky laws, and the HSR Act.

                (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Autobytel Common Stock issuable upon conversion of the Autoweb Common Stock in the Merger and upon exercise of the Assumed Options shall have been made.

        6.2 Additional Conditions to Obligations of Autoweb. The obligations of Autoweb to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Autoweb:

                (a) Representations, Warranties and Covenants. (i) The representations and warranties of Autobytel and Merger Sub in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time, except to the extent (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Autobytel and (B) for those representations or warranties which address matters only as of a specified date, in which case such representations and warranties shall have been true and correct as of such specified date, subject to the qualifications set forth in the preceding clause (A) as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties in connection with this clause (i), all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded), (ii) Autobytel and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time and (iii) Autoweb shall have been provided with a certificate executed on behalf of Autobytel by its President and its Interim Chief Financial Officer or Chief Financial Officer, as the case may be, certifying that the conditions set forth in this Section 6.2(a) shall have been fulfilled.

                (b) No Material Adverse Effect. There shall not have occurred since the date of this Agreement any change that constitutes a Material Adverse Effect on Autobytel, determined without regard to whether such change constitutes a breach of a representation or warranty.

                (c) Tax Opinion. Autoweb shall have received the written opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code and such opinion shall not have been withdrawn.

                (d) Change of Control of Autobytel. There shall not have occurred a merger or other business combination involving Autobytel or the acquisition in one or more transactions of all or substantially all of the assets of Autobytel after which Autobytel or its successor ceases to be in the automotive, internet, technology or media business (a "Change of Control").

                (e) Employment Agreements. Autobytel shall have executed and delivered the Employment Agreement attached hereto as Exhibit E dated the Effective Time.

        6.3 Additional Conditions to the Obligations of Autobytel and Merger Sub. The obligations of Autobytel and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Autobytel:

                (a) Representations, Warranties and Covenants.(i) The representations and warranties of Autoweb in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time, except (A) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Autoweb and (B) for those representations and warranties which address matters only as of a specified date, in which case such representations and warranties shall have been true and correct as of such specified date, subject to the qualifications set forth in the preceding clause (A) as of such specified date (it being understood that, for purposes of determining the accuracy of such representations and warranties in connection with this clause (i), all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded), (ii) Autoweb shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time and (iii) Autobytel shall have been provided with a certificate executed on behalf of Autoweb by its President and Chief Financial Officer certifying that the conditions set forth in this Section 6.3(a) shall have been fulfilled.

                (b) Third Party Consents. Autobytel shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons set forth on Schedule 6.3(b).

                (c) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Autobytel's conduct or operation of the business of Autoweb, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                (d) Dissenting Shares. Not more than 15% of Autoweb Common Stock outstanding will constitute Dissenting Shares.

                (e) No Material Adverse Effect. There shall not have occurred any change since the date of this Agreement that constitutes a Material Adverse Effect on Autoweb, determined without regard to whether such change constitutes a breach of a representation or warranty.

                (f) Tax Opinion. Autobytel shall have received the written opinion of Paul, Hastings, Janofsky & Walker LLP, to the effect that the Merger will be treated as a reorganization described in Section 368(a) of the Code and such opinion shall not have been withdrawn.

                (g) Amendments to Certain Documents. Autobytel shall have been furnished with evidence satisfactory to it of the amendment or termination of those contracts, plans and other items set forth on Schedule 6.3(g).

                                  ARTICLE VII.

                        TERMINATION, AMENDMENT AND WAIVER

        7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Autoweb or Autobytel, this Agreement may be terminated:

                (a) by mutual consent of Autobytel and Autoweb;

                (b) by either Autobytel or Autoweb, if, without fault of the terminating party, the Closing shall not have occurred on or before September 30, 2001 (provided a later date may be agreed upon in writing by the parties hereto; and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or would constitute a breach after notice and a failure to cure);

                (c) by Autobytel, if (i) Autoweb shall breach any of its representations, warranties, covenants or obligations hereunder and such breach shall not have been cured within ten (10) business days of receipt by Autoweb of written notice of such breach or in any event on or before September 30, 2001 (and Autobytel shall not have willfully breached any of its covenants hereunder, which breach is not cured), or (ii) for any reason Autoweb fails to call and hold the Autoweb Stockholders Meeting by September 30, 2001 unless the reason therefor is that the Registration Statement has not been declared effective by the SEC at least thirty-five (35) days prior to September 30, 2001 or unless Autoweb is terminating this Agreement as a result of Autobytel's breach hereof or (iii) if the Board of Directors of Autoweb withdraws, modifies or changes its recommendation that the stockholders of Autoweb approve the Merger in a manner adverse to Autobytel and its stockholders, unless such withdrawal, modification or change is as a result of a breach by Autobytel that would entitle Autoweb to terminate this Agreement or as a result of a Material Adverse Effect on Autobytel;

                (d) by Autoweb, if (i) Autobytel shall breach any of its representations, warranties, covenants or other obligations hereunder and such breach shall not have been cured within ten (10) business days following receipt by Autobytel of written notice of such breach or in any event on or before September 30, 2001 (and Autoweb shall not have willfully breached any of its covenants hereunder, which breach is not cured) or (ii) for any reason Autobytel fails to call and hold the Autobytel Stockholders Meeting by September 30, 2001 unless the reason therefor is that the Registration Statement has not been declared effective by the SEC at least thirty-five (35) days prior to September 30, 2001 or unless Autobytel is terminating this Agreement as a result of Autoweb's breach hereof, or (iii) the Board of Directors of Autobytel withdraws, modifies or changes its recommendation of the issuance of the Merger Consideration in a manner adverse to Autoweb or its stockholders unless such withdrawal, modification or change is as a result of a breach by Autoweb that would entitle Autobytel to terminate this Agreement or as a result of a Material Adverse Effect on Autoweb;

                (e) by Autobytel if a Takeover Proposal shall have occurred and the Board of Directors of Autoweb in connection therewith does not within ten
(10) business days of such occurrence (or, in any event, on or before September 30, 2001) reject such Takeover Proposal;

                (f) by Autoweb if a Superior Proposal shall have occurred and Autoweb shall have provided Autobytel at least five (5) business days prior notice of the terms of the Superior Proposal, provided Autoweb simultaneously pays the amounts due under Section 7.3(b);

                (g) by either Autobytel or Autoweb if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, (ii) any required approval of the stockholders of Autoweb shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof, or (iii) any required approval of the stockholders of Autobytel shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

                (h) by Autoweb if a Change of Control shall have occurred.

        7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Autobytel, Merger Sub or Autoweb or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, notwithstanding the foregoing, the provisions of
Section 5.5 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

        7.3 Expenses and Termination Fees.

                (a) Parties to Bear Own Expenses. Subject to subsection (b) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel, the expenses incurred in connection with printing the Proxy Statement and the Registration Statement, registration and filing fees incurred in connection with the Registration Statement, the Proxy Statement and the listing of additional shares pursuant to Section 6.1(e) and fees, costs and expenses associated with compliance with applicable state securities laws in connection with the Merger) shall be paid by the party incurring such expense.

                (b) Expenses and Termination Fees Payable by Autoweb.

                        (i) If (A) this Agreement is (x) terminated by Autoweb pursuant to Section 7.1(b) on or after September 30, 2001 following the non-satisfaction of the conditions set forth in Sections 6.3(a) or 6.3(b) or (y) terminated by Autobytel pursuant to Section 7.1(c)(ii) or (z) terminated by either party pursuant to Section 7.1(g)(ii), and (B) as of such termination, there shall exist or have been proposed a Takeover Proposal which Autoweb has not rejected, then Autoweb shall promptly pay Autobytel in immediately available funds an amount equal to the sum of (I) $1,000,000 (the "Termination Fee") plus
(II) the Autobytel Expenses (defined below);

                        (ii) in the event that Autobytel shall terminate this Agreement pursuant to Section 7.1(c)(i), then Autoweb shall promptly reimburse Autobytel for Autobytel's costs and expenses directly incurred to negotiate, execute and perform its obligations under this Agreement, including costs and expenses related to the Proxy Statement and Registration Statement, and the transactions contemplated hereby (but specifically excluding any costs or expenses related to the amendment of any agreement or settlement of any dispute prior to the execution of this Agreement) up to a maximum amount of $1,000,000 ("Autobytel Expenses"), and if, as of date of such termination, there shall exist or have been proposed a Takeover Proposal which has not been rejected, Autoweb shall also promptly pay Autobytel in immediately available funds the Termination Fee; and

                        (iii) if this Agreement is terminated by Autobytel pursuant to Section 7.1(e) or by Autoweb pursuant to Section 7.1(f), then Autoweb shall promptly pay Autobytel in immediately available funds an amount equal to the sum of (A) the Termination Fee plus (B) the Autobytel Expenses.

                (c) Expenses and Termination Fees Payable by Autobytel. If this Agreement is terminated by Autoweb pursuant to Section 7.1(d)(i), (ii) or (iii) or 7.1(h), then Autobytel shall promptly pay Autoweb in immediately available funds an amount equal to Autoweb's costs and expenses directly incurred to negotiate, execute and perform its obligations under this Agreement, including costs and expenses related to the Proxy Statement and Registration Statement, and the transactions contemplated hereby (but specifically excluding any costs or expenses related to the amendment of any agreement or settlement of any dispute prior to the execution of this Agreement), up to a maximum amount of $1,000,000.

        7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of this Agreement by the stockholders of Autoweb, Autobytel or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Autoweb Common Stock,
(ii) alter or change any term of the certificate of incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would materially adversely affect the holders of Autoweb Common Stock or Merger Sub Common Stock.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

        8.1 Non-Survival at Effective Time. The representations, warranties and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.5 (Confidentiality), 5.12 (Assumed Options), 5.14 (Form S-8), 5.15 (Listing of Additional Shares), 5.18 (Indemnification), 5.19 (Best Efforts and Further Assurances), 7.2 (Effect of Termination), 7.3 (Expenses and Termination Fees),
7.4 (Amendment), and this Article VIII shall survive the Effective Time.

        8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a)    if to Autobytel or Merger Sub, to:

                      autobytel.com inc.
                      18872 MacArthur Blvd.
                      Irvine, CA 92612-1400
                      Attention: Mark W. Lorimer
                      Facsimile No.: (949) 225-4401
                      Telephone No.: (949) 225-4529
                      Attention: Ariel Amir
                      Facsimile No.: (949) 862-1323
                      Telephone No.: (949) 862-3016

                      with a copy to:

                      Paul, Hastings, Janofsky & Walker LLP
                      695 Town Center Drive, 17th Floor
                      Costa Mesa, CA 92626
                      Attention: Catherine Patton, Esq.
                      Facsimile No.: (714) 979-1921
                      Telephone No.: (714) 668-6200

               (b)    if to Autoweb, to:

                      Autoweb.com, Inc.
                      3270 Jay Street, Bldg. 6
                      Santa Clara, CA 95054
                      Attention: Jeffrey Schwartz
                      Facsimile No.: (408) 588-9775
                      Telephone No.: (408) 330-4662

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati

                      650 Page Mill Road
                      Palo Alto, CA  94304
                      Attn: Mark Bertelsen
                      Facsimile No.: (650) 496-4367
                      Telephone No.:  (650) 320-4640

        8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 11, 2001. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Autoweb Disclosure Schedule and the Autobytel Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(d) and (f), 1.7, 5.12, 5.14, 5.15 and 5.18; and (c)
shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

        8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law, except to the extent that the laws of the State of Delaware govern the terms and effects of the Merger. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located in Orange County, California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            [Signature Page Follows]

                    [SIGNATURE PAGE TO ACQUISITION AGREEMENT]



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

                                            AUTOBYTEL.COM INC.


                                            By:
                                               ---------------------------------
                                               Name
                                                   -----------------------------
                                               Title:
                                                     ---------------------------

                                            AUTOBYTEL ACQUISITION I CORP.


                                            By:
                                               ---------------------------------
                                               Name
                                                   -----------------------------
                                               Title:
                                                     ---------------------------

                                            AUTOWEB.COM, INC.


                                            By:
                                               ---------------------------------
                                               Name
                                                   -----------------------------
                                               Title:
                                                     ---------------------------


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